TAX ESCROW AGREEMENT

This Tax Escrow Agreement dated this 24th day of June, 2010 (the "Escrow Agreement"), is entered into by and among (a) Patient Safety Technologies, Inc., a corporation incorporated under the laws of Delaware (the "Company"), (b) Marc L. Rose, as representative of the present and former members of the Company's Board of Directors (the "Directors' Representative") (the Company and the Directors' Representative collectively, the "Parties," and each individually, a "Party"), and (c) U.S. Bank National Association, a national banking association, in its capacity as escrow agent (the "Escrow Agent"). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Convertible Preferred Stock Purchase Agreement referred to below.

RECITALS

WHEREAS, the Company and certain investors have entered into that certain Convertible Preferred Stock Purchase Agreement (the "Stock Purchase Agreement"), pursuant to which said investors shall purchase up to an aggregate of $6,000,000 of Preferred Shares of the Company, subject to the terms and conditions set forth in the Stock Purchase Agreement;

WHEREAS, pursuant to the Stock Purchase Agreement, certain funds shall be deposited into escrow hereunder to be used to satisfy the tax liabilities described on Schedule 1 attached hereto (the "Tax Liabilities"), to be held and distributed by the Escrow Agent on the terms and conditions set forth herein; and

WHEREAS, the Company agrees to place in escrow certain funds and the Escrow Agent agrees to hold and distribute such funds in accordance with the terms of this Escrow Agreement.

NOW, THEREFORE, in consideration of the promises and agreements of the Parties and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties and the Escrow Agent agree as follows:

ARTICLE 1
ESCROW DEPOSIT

Section 1.1. Receipt of Escrow Funds. Upon execution hereof, the Company shall deposit with the Escrow Agent the amount of Six Hundred Fifty One Thousand Two Hundred Twenty-Three Dollars and fifty-two cents (US $651,223.52) (the "Escrow Deposit Amount") in immediately available funds. The foregoing Escrow Deposit Amount plus any interest thereon, less any funds distributed, released or paid in accordance with this Escrow Agreement, are collectively referred to herein as the "Escrow Funds."

Section 1.2. Investments.

(a) Until the termination of this Escrow Agreement and the release of the Escrow Funds, the Escrow Agent shall hold all the Escrow Funds solely for the benefit of the Company, subject to the Directors' Representative's right hereunder to compel payment of the Escrow Funds to any and all taxing authorities in satisfaction of the Tax Liabilities. The Escrow Agent is authorized and directed to deposit, transfer, hold and invest the Escrow Funds and any investment income thereon in the Escrow Agent's FDIC insured money market deposit account as described in Exhibit A hereto, or as set forth in any subsequent written instruction signed by the Parties. Any investment earnings and income on the Escrow Funds shall become part of the Escrow Funds, and shall be disbursed in accordance with Section 1.3 of this Escrow Agreement.

(b) The Escrow Agent is hereby authorized and directed to sell or redeem any such investments as it deems necessary to make any payments or distributions required under this Escrow Agreement. The Escrow Agent shall send statements to each of the Parties on a monthly basis reflecting activity with respect to the Escrow Funds from the preceding month. The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Escrow Agreement. The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Escrow Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account. The Parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice.

Section 1.3. Disbursements. Escrow Agent is directed to hold and distribute the Escrow Funds in the following manner:

(a) Escrow Funds Release.

(i) Subject to the provisions of paragraphs (b) and (c) of this Section 1.3, prior to the Final Release Date, each time that the Company receives any invoice, statutory notice of deficiency (i.e., a "90-Day Letter") or other demand for payment from the Internal Revenue Service ("IRS"), California Franchise Tax Board or any other state or local taxing authority, which constitute Tax Liabilities (a "Specified Tax Claim"), the Company shall promptly deliver to the Escrow Agent a copy of the Specified Tax Claim together with written instructions (the "Tax Payment Notice") signed by an officer of the Company directing that the Escrow Agent release directly to the relevant taxing authority a portion of the Escrow Funds in an amount necessary to satisfy the payment of the Specified Tax Claim, along with a delivery receipt or other proof of delivery of a copy of such Specified Tax Claim and Tax Payment Notice to the Directors' Representative in accordance with Section 5.3 hereof. Within ten (10) Business Days of receipt of the Specified Tax Claim and Tax Payment Notice from the Company, the Escrow Agent shall release directly to the relevant taxing authority that portion of the Escrow Funds equal to the amount necessary to satisfy the payment of the Specified Tax Claim.

(ii) Subject to the provisions of paragraphs (b) and (c) of this Section 1.3, if at any time prior to the Final Release Date the Company receives a Specified Tax Claim but fails to deliver a copy to the Escrow Agent in compliance with Section 1.3(a)(i), the Directors' Representative may deliver to the Escrow Agent a copy of the Specified Tax Claim together with a Tax Payment Notice signed by the Directors' Representative directing that the Escrow Agent release directly to the relevant taxing authority a portion of the Escrow Funds in an amount necessary to satisfy the payment of the Specified Tax Claim, along with a delivery receipt or other proof of delivery of a copy of such Specified Tax Claim and Tax Payment Notice to the Company in accordance with Section 5.3 hereof. Within ten (10) Business Days of receipt of the Specified Tax Claim and Tax Payment Notice from the Directors' Representative, the Escrow Agent shall release directly to the relevant taxing authority that portion of the Escrow Funds equal to the amount necessary to satisfy the payment of such Specified Tax Claim.

(iii) Subject to the provisions of paragraphs (a)(i), (a)(ii), (b) and (c) of this Section 1.3, prior to the Final Release Date, each time that the Company receives a certificate (the "Certificate") executed by the Company's independent registered public accounting firm, Squar, Milner, Peterson, Miranda & Williamson, L.L.P. ("Squar, Milner"), or such other certified public accountants who, as of the date of the Certificate, have been appointed by the Company's audit committee as the independent registered public accounting firm of the Company ("Company

Accountants") in the form of Exhibit B attached hereto, regarding the recording of a reduction in the estimated accrued Tax Liability on the Company's most recent Form 10-Q or 10-K which reduction is not due to the actual payment of the Tax Liability by the Escrow Agent pursuant to this Escrow Agreement (the "Tax Liability Reserve Reduction"), the Company shall promptly deliver to the Escrow Agent a copy of the Certificate together with written instructions (the "Funds Release Notice"), signed by an officer of the Company, directing that the Escrow Agent release to the Company a portion of the Escrow Funds in the amount of the Tax Liability Reserve Reduction, along with a delivery receipt or other proof of delivery of a copy of the Certificate to the Directors' Representative in accordance with Section 3.5 hereof. Within ten (10) Business Days of receipt of a Funds Release Notice, the Escrow Agent shall release to the Company the amount of the Escrow Funds specified in the Funds Release Notice to be released. If Squar, Milner ceases to be engaged as the Company Accountants, the Company shall promptly send written notice to the Escrow Agent and the Directors' Representative, which notice shall state that Squar, Milner's engagement has been terminated and the name of the new Company Accountants.

(iv) Subject to the provisions of paragraphs (a)(i), (a)(ii), (a)(iii), (b) and (c) of this Section 1.3, if at any time prior to the Final Release Date the Company receives a Certificate from the Company Accountants, but fails to deliver a copy to the Escrow Agent together with a Funds Release Notice in compliance with Section 1.3(a)(iii), the Directors' Representative may deliver to the Escrow Agent a copy of the Certificate together with a Funds Release Notice signed by the Directors' Representative directing that the Escrow Agent release to the company a portion of the Escrow Funds in the amount of the Tax Liability Reserve Reduction, along with a delivery receipt or other proof of delivery of a copy of such Certificate and Funds Release Notice to the Company in accordance with Section 5.3 hereof. Within ten (10) Business Days of receipt of the Certificate and the Funds Release Notice from the Directors' Representative, the Escrow Agent shall release to the Company the amount of the Escrow Funds specified in the Funds Release Notice to be released.

(v) Subject to the provisions of paragraphs (a)(i), (a)(ii), (a)(iii), (a)(iv), (b) and (c) of this Section 1.3, the Escrow Agent shall release the Escrow Funds, less any amounts previously distributed pursuant to paragraphs (a)(i), (ii), (iii) and (iv), on the third Business Day following the date of receipt by the Escrow Agent of joint written instructions from the Company and the Directors' Representative directing the Escrow Agent to release such remaining Escrow Funds. The Escrow Agent shall release such remaining Escrow Funds to the Company.

(v) The final date upon which all Escrow Funds are released from escrow hereunder is referred to herein as the "Final Release Date".

(b) All disbursements of funds from the Escrow Funds shall be subject to the fees and claims for indemnification of the Escrow Agent pursuant to the terms of this Escrow Agreement.

(c) Notwithstanding any term appearing in this Escrow Agreement to the contrary, in no instance shall the Escrow Agent be required or obligated to distribute any Escrow Funds (or take other action that may be called for hereunder to be taken by the Escrow Agent) sooner than three (3) Business Days after (i) it has received the applicable documents required under this Escrow Agreement in good form, or (ii) passage of the applicable time period (or both, as applicable under the terms of this Escrow Agreement), as the case may be.

Section 1.4. Income Tax Allocation and Reporting.

(a) The Parties agree that, for tax reporting purposes, all interest and other income from investment of the Escrow Funds shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service, be reported as having been earned by the Company, whether or not such income was disbursed during such calendar year.

(b) Prior to the date of this Agreement, each of the Company and the Directors' Representative shall provide the Escrow Agent with its certified tax identification number by furnishing form W-9 and such other forms and documents that the Escrow Agent may reasonably request. The Parties understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of the Escrow Funds.

(c) To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Escrow Funds, the Escrow Agent shall satisfy such liability solely from the Escrow Funds.

(d) All parties hereto agree that for all tax purposes, the Company shall be treated as the owner of the Escrow Funds.

Section 1.5. Termination. Upon the disbursement of all of the Escrow Funds, including any interest and investment earnings thereon, this Escrow Agreement shall terminate and be of no further force and effect except that the provisions of Sections 1.4(c), 3.1 and 3.2 hereof shall survive termination.

ARTICLE 2
DUTIES OF THE ESCROW AGENT

Section 2.1. Scope of Responsibility. Notwithstanding any provision herein to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature. Under no circumstances will the Escrow Agent be deemed to be a fiduciary to any Party or any other person under this Escrow Agreement. The Escrow Agent will not be responsible or liable for the failure of any Party to perform in accordance with this Escrow Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Escrow Agreement, whether or not an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document. References in this Escrow Agreement to any other agreement, instrument, or document are for the convenience of the Parties, and the Escrow Agent has no duties or obligations with respect thereto. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Escrow Agreement or any other agreement.

Section 2.2. Attorneys and Agents. The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advice of counsel or other professionals retained or consulted by the Escrow Agent. The Escrow Agent shall be reimbursed as set forth in Section 3.1 for any and all compensation (fees, expenses and other costs) paid and/or reimbursed to such counsel and/or professionals. The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees.

Section 2.3. Reliance. The Escrow Agent shall not be liable for any action taken or not taken by it in accordance with the direction or consent of the Parties or their respective agents, representatives, successors, or assigns. The Escrow Agent shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person's or persons' authority. Concurrent with the execution of this Escrow Agreement, the Company shall deliver to the Escrow Agent an authorized signers' form in the form of Exhibit C to this Escrow Agreement.

Section 2.4. Right Not Duty Undertaken. The permissive rights of the Escrow Agent to do things enumerated in this Escrow Agreement shall not be construed as duties.

Section 2.5. No Financial Obligation. No provision of this Escrow Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Escrow Agreement.

ARTICLE 3
PROVISIONS CONCERNING THE ESCROW AGENT

Section 3.1. Indemnification. The Company shall indemnify, defend and hold harmless the Escrow Agent from and against any and all loss, liability, cost, damage and expense, including, without limitation, attorneys' fees and expenses or other professional fees and expenses which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent, arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates, unless such loss, liability, cost, damage or expense shall have been finally adjudicated to have been directly caused by the willful misconduct or gross negligence of the Escrow Agent. The provisions of this Section 3.1 shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement. Notwithstanding the foregoing or anything to the contrary expressed or implied in this Escrow Agreement, the Escrow Agent shall first seek recovery of any such loss, liability, cost, damage or expense from the Escrow Funds.

Section 3.2. Limitation of Liability. THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

Section 3.3. Resignation or Removal. The Escrow Agent may resign by furnishing written notice of its resignation to the Parties, and the Parties may remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice of its removal along with payment of all fees and expenses to which it is entitled through the date of termination. Such resignation or removal, as the case may be, shall be effective thirty (30) days after the delivery of such notice or upon the earlier appointment of a successor, and the Escrow Agent's sole responsibility thereafter shall be to safely keep the Escrow Funds and to deliver the same to a successor escrow agent as shall be appointed by the Parties, as evidenced by a joint written notice filed with the Escrow Agent or in accordance with a court order. If the Parties have failed

to appoint a successor escrow agent prior to the expiration of thirty (30) days following the delivery of such notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties.

Section 3.4. Compensation. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit D, which compensation shall be paid by the Company. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent's services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement or the subject matter hereof, then the Escrow Agent shall be compensated for such extraordinary services and reimbursed for all reasonable and documented costs and expenses, including reasonable attorneys' fees and expenses, occasioned by any such delay, controversy, litigation or event (the "Extraordinary Compensation"). Notwithstanding anything express or implied in the foregoing provisions of this Section 3.4, the Company shall bear and be responsible for the Extraordinary Compensation. If any amount due to the Escrow Agent hereunder is not paid within thirty (30) days of the date due, the Escrow Agent in its sole discretion may charge interest on such amount up to the highest rate permitted by applicable law. The Escrow Agent shall have, and is hereby granted, a prior lien upon the Escrow Funds with respect to its unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from the Escrow Funds.

Section 3.5. Disagreements. If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent is authorized to retain the Escrow Funds until the Escrow Agent (i) receives a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrow Funds, (ii) receives a written agreement executed by each of the parties involved in such disagreement or dispute directing delivery of the Escrow Funds, in which event the Escrow Agent shall be authorized to disburse the Escrow Funds in accordance with such final court order or agreement, or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrow Funds and shall be entitled to recover attorneys' fees, expenses and other costs incurred in commencing and maintaining any such interpleader action. The Escrow Agent shall be entitled to act on any such agreement or court order without further question, inquiry, or consent.

Section 3.6. Merger or Consolidation. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

Section 3.7. Attachment of Escrow Funds; Compliance with Legal Orders. In the event that any Escrow Funds shall be attached, garnished or levied upon by any court order, or the delivery thereof shall

be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Funds, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

Section 3.8 Confidentiality. Escrow Agent will keep confidential all material non-public information provided to Escrow Agent by or on behalf of the Company, including all transactions and information related to or in connection with this Escrow Agreement (the "Information") and will not publicly trade on the Information, which Information also includes, for the avoidance of doubt, any information regarding the Company's financial position, as well as information regarding the Company's business plans and prospects, as well as any other information that the Company considers and treats as confidential; provided, nothing herein shall preclude disclosure of the Information or trading thereon after public disclosure of the Information is made by the Company or is required by law to be disclosed to any government regulatory body or agency or court of law after reasonable advance written notice is given by the Escrow Agent to the Company.

ARTICLE 4
PROVISIONS CONCERNING THE DIRECTORS' REPRESENTATIVE

Section 4.1 Resignation of Directors' Representative and Appointment of Successor Directors' Representative. Any person serving as the Directors' Representative may resign at any time as the Directors' Representative by delivering written notice thereof to the five former directors of the Company listed on Schedule 2 attached hereto (collectively, the "Former Directors") at the e-mail addresses set forth therein. A copy of such notice shall also be sent to the Escrow Agent and the Company. Upon the resignation of a Directors' Representative, a majority of the Former Directors shall appoint a successor Directors' Representative within ten (10) Business Days after their receipt of notice of such resignation. The Former Directors shall notify the Escrow Agent and the Company of the appointment of a successor Directors' Representative within three (3) Business Days after such appointment. If the Former Directors fail to appoint a successor Directors' Representative within said ten (10) Business Days, the Company shall promptly appoint a successor Directors' Representative and shall notify the Escrow Agent and the Former Directors of such appointment. Any Former Director may, at any time by giving five (5) days prior written notice to the Directors' Representative, designate any other address (which may be either an e-mail address or an address to which United States mail is delivered ("U.S. Mail Address")) in substitution of the e-mail address for such Former Director listed on Schedule 2, to which all subsequent notices pursuant to this Section 4.1 shall be given; provided that in the event that a Former Director designates a U.S. Mail Address, all subsequent notices pursuant to this Section 4.1 shall be given in accordance with Section 5.3. All notices to the Escrow Agent and the Company pursuant to this Section 4.1 shall be given in accordance with Section 5.3.

4.2 Indemnification. The Company shall indemnify, defend and hold harmless each Directors' Representative from and against any and all loss, liability, cost, damage and expense, including, without limitation, attorneys' fees and expenses or other professional fees and expenses which that Directors' Representative may suffer or incur by reason of any action, claim or proceeding brought against him or her as the Directors' Representative, arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates, unless such loss, liability, cost, damage or expense shall have been finally adjudicated to have been directly caused by the willful misconduct or gross negligence of such Directors' Representative. The provisions of this Section 4.1 shall survive the resignation of a Directors' Representative and the termination of this Escrow Agreement.

ARTICLE 5
MISCELLANEOUS

Section 5.1. Successors and Assigns. This Escrow Agreement shall be binding on and inure to the benefit of the Parties and the Escrow Agent and their respective successors and permitted assigns. No other persons shall have any rights under this Escrow Agreement. No assignment of the interest of any of the Parties shall be binding unless and until written notice of such assignment shall be delivered to the other Parties and the Escrow Agent and shall require the prior written consent of the other Parties and the Escrow Agent (such consent not to be unreasonably withheld).

Section 5.2. Escheat. The Parties are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state. The Escrow Agent shall have no liability to the Parties, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Funds escheat by operation of law.

Section 5.3. Notices. All notices, requests, demands, and other communications required under this Escrow Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) personally, (ii) by facsimile transmission with written confirmation of receipt, (iii) by overnight delivery with a reputable national overnight delivery service, or (iv) by mail or by certified mail, return receipt requested, and postage prepaid. If any notice is mailed, it shall be deemed given five (5) Business Days after the date such notice is deposited in the United States mail. Any notice given shall be deemed given upon the actual date of such delivery. If notice is given to a party, it shall be given at the address for such party set forth below. It shall be the responsibility of the Parties to notify the Escrow Agent and the other Party in writing of any name or address changes. In the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by the Escrow Agent.

If to The Company:

Patient Safety Technologies, Inc.
5 Caufield Place, Suite 102
Newtown, PA 18940
Attention: Marc L. Rose, Chief Financial Officer
Telephone: 215-579-7789
Facsimile: 215-579-6937

[*with a copy (not constituting notice) to*:

Manatt, Phelps & Phillips, LLP
11355 West Olympic Boulevard
Los Angeles, California 90064
Attention: Ben D. Orlanski
Telephone: 310-312-4000
Facsimile: 310-312-4224

If to the Directors' Representative:

Marc L. Rose
1220 Foxglove Lane
West Chester, PA 19380
Telephone: 484-888-6091

If to the Escrow Agent:

U.S. Bank National Association
Corporate Trust Services
633 W. Fifth Street, 24th Floor
Los Angeles, CA 90071
Attention: Corporate Trust Services
(Patient Safety Technologies, Inc. Tax Escrow No. 141580000)
Telephone: (213) 615-6001
Facsimile: (213) 615-6199

Section 5.4. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, applicable to parties hereto residing in the State of Delaware, without regard to applicable principles of conflicts of law. Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the state and federal courts located within New Castle County, Delaware, in connection with any matter based upon or arising out of this Agreement or the transactions contemplated hereby and agrees that process may be served upon it in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction and such process. Each of the parties irrevocably waives the right to trial by jury in connection with any matter based upon or arising out of this Agreement or the transactions contemplated hereby. To the extent that in any jurisdiction any party hereto may be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (whether before or after judgment) or other legal process, each hereby irrevocably agrees not to claim, and hereby waives,

such immunity. Each party hereto waives personal service of process and consents to service of process by certified or registered mail, return receipt requested, directed to it at the address last specified for notices hereunder, and such service shall be deemed completed ten (10) calendar days after the same is so mailed.

Section 5.5. Entire Agreement. This Escrow Agreement sets forth the entire agreement and understanding of the parties related to the Escrow Funds.

Section 5.6. Amendment. This Escrow Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by the Parties and the Escrow Agent.

Section 5.7. Waivers. The failure of any party to this Escrow Agreement at any time or times to require performance of any provision under this Escrow Agreement shall in no manner affect the right at a later time to enforce the same performance. A waiver by any party to this Escrow Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Escrow Agreement.

Section 5.8. Headings. Section headings of this Escrow Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Escrow Agreement.

Section 5.9. Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

Section 5.10. Party Identification. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity, the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity. The Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. The Parties each agree to provide all such information and documentation as to themselves as requested by Escrow Agent to ensure compliance with federal law.

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IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.

COMPANY:

PATIENT SAFETY TECHNOLOGIES, INC.

By:______________________________
Name: Steven H. Kane
Title: Chief Executive Officer

DIRECTORS' REPRESENTATIVE:

____
Marc L. Rose

ESCROW AGENT:

U.S. BANK NATIONAL ASSOCIATION, as Escrow Agent

By:______________________________
Name:
Title:

IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.

COMPANY:

PATIENT SAFETY TECHNOLOGIES, INC.

By:______________________________
Name: Steven H. Kane
Title: Chief Executive Officer

DIRECTORS' REPRESENTATIVE:

____
Marc L. Rose

ESCROW AGENT:

U.S. BANK NATIONAL ASSOCIATION, as Escrow Agent

By: Georgina Thomas
Name: Georgina Thomas
Title: TRUST OFFICER

EXHIBIT A

U.S. BANK NATIONAL ASSOCIATION
MONEY MARKET ACCOUNT AUTHORIZATION FORM
DESCRIPTION AND TERMS

The U.S. Bank Money Market account is a U.S. Bank National Association ("U.S. Bank") interest-bearing money market deposit account designed to meet the needs of U.S. Bank's Corporate Trust Services Escrow Group and other Corporate Trust customers of U.S. Bank. Selection of this investment includes authorization to place funds on deposit and invest with U.S. Bank.

U.S. Bank uses the daily balance method to calculate interest on this account (actual/365 or 366). This method applies a daily periodic rate to the principal balance in the account each day. Interest is accrued daily and credited monthly to the account. Interest rates are determined at U.S. Bank's discretion, and may be tiered by customer deposit amount.

The owner of the account is U.S. Bank as Agent for its trust customers. U.S. Bank's trust department performs all account deposits and withdrawals. Deposit accounts are FDIC Insured per depositor, as determined under FDIC Regulations, up to applicable FDIC limits.

AUTOMATIC AUTHORIZATION

In the absence of specific written direction to the contrary, U.S. Bank is hereby directed to invest and reinvest proceeds and other available moneys in the U.S. Bank Money Market Account. The U.S. Bank Money Market Account is a permitted investment under the operative documents and this authorization is the permanent direction for investment of the moneys until notified in writing of alternate instructions.

EXHIBIT B

FORM OF ACCOUNTANTS' CERTIFICATE

Patient Safety Technologies, Inc.
5 Caufield Place, Suite 102
Newtown, PA 18940

Attention: Chief Financial Officer

Reference is hereby made to that certain Tax Escrow Agreement dated June ___, 2010 by and among Patient Safety Technologies, Inc. (the "Company"), Marc L. Rose, as Directors' Representative, and U.S. Bank National Association ("Escrow Agent") (the "Tax Escrow Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Tax Escrow Agreement.

In accordance with section 1.3(a)(iii) of the Tax Escrow Agreement, subject to the disclaimer set forth below, we hereby represent as follows in the context of the related financial statements taken as a whole:

- In connection with our review* of the Company's interim financial statements for the quarter ended __________ [or audit of the Company's annual financial statements for the year ended ________] under professional standards issued or adopted by the Public Company Accounting and Oversight Board ("PCAOB"), we have reviewed the Company's financial statements, which include an adjustment of $_____________ to the recorded Tax Liabilities reflected in the Company's Form 10-Q [10-K]. Based on the procedures performed during our review [audit], we are not aware of any material modifications to the as-filed aforementioned financial statements, including the accrued Tax Liabilities as reflected in such financial statements that are required in order for those financial statements to be in conformity with accounting principles generally accepted in the United States of America ("GAAP") in all material respects. When this certificate relates to the Company's audited annual financial statements, our representations included herein are based on our audit of those financial statements taken as a whole, and the representations made herein relating to the reduction in the Tax Liabilities balance should not be construed as a transaction specific or piece meal opinion.

- Such reduction in the Tax Liabilities did not result from the payment of any Tax Liabilities by the Escrow Agent pursuant to the Tax Escrow Agreement.

Services performed by Squar, Milner, Peterson, Miranda & Williamson, LLP ("Squar Milner"), in connection with the execution of this Accountants' Certificate have been pre-approved by the Company's audit committee, and have been performed pursuant to an engagement letter dated June ___, 2010 relating to such services that has been executed by the applicable member(s) of the Company's audit committee.

Dated: __________________, 20____

SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, L.L.P.

By:________________________________

*As used herein, the term "review" has the meaning set forth in applicable U.S. professional standards. As described therein, a "review" is substantially less in scope than an audit conducted in accordance with PCAOB standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole; accordingly, no such opinion is expressed herein.

Disclaimer of Squar Milner:

The above certification is based exclusively on our review [audit] of the Company's financial statements including the Tax Liabilities and the related documentation provided by the Company supporting management's adjustment to the estimated accrued Tax Liabilities and our professional judgment regarding the application of GAAP to accounting estimates and loss contingencies. Our representations provided herein are not intended to, nor do they provide any level of assurance with respect to the ultimate resolution of this matter with the Internal Revenue Service and/or any relevant state taxing authority. When the financial statements including the aforementioned adjustment relate to an interim period (and, thus, a Form 10-Q), the above representations are not based on any audit having been conducted by Squar Milner. Therefore, our representations related to all adjustments of the type referenced in the immediately preceding sentence are understood to be only limited assurance that nothing came to our attention which would cause us to believe that any material modifications should be made to the related financial statements (including the aforementioned adjustment) in order for them to confirm with GAAP in all material respects.

Squar Milner shall not be held liable for any alleged losses or damages to the Parties, or to any of the Company's other current or former employees, directors and/or consultants or parties to the June __, 2010 Stock Purchase Agreement in the event that the Company is ultimately deemed liable for assessments from any taxing authority relating to this matter, and/or in the event that material revisions to any adjustment of any accrued Tax Liabilities that were previously the subject of a Squar Milner "certificate" are subsequently determined by Company management (after Squar Milner review) to be required by GAAP.

EXHIBIT C
Certificate as to Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of PATIENT SAFETY TECHNOLOGIES, INC. and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit C is attached, on behalf of PATIENT SAFETY TECHNOLOGIES, INC.

Name / Title	Specimen Signature
MARC L. ROSE Name	[signature] Signature
VP / CFO Title	
Name	Signature
Title	
Name	Signature
Title	
Name	Signature
Title	

<u>**EXHIBIT D**</u>

FEES OF ESCROW AGENT

CTS04480 INIT MISC	**Escrow Agent, One Time** One-time fee for the standard escrow agent services associated with the administration of the account. Administration fees are payable in advance.	$2500.00
CTS16156A	**Legal Expenses** Includes fees and expenses of legal counsel (except for the fees associated with rendering a standard legal opinion).	At Cost
	Direct Out of Pocket Expenses Reimbursement of expenses associated with the performance of our duties, including but not limited to publications, legal counsel after the initial close, travel expenses and filing fees.	At Cost
	Extraordinary Services Extraordinary Services are duties or responsibilities of an unusual nature, including termination, but not provided for in the governing documents or otherwise set forth in this schedule. A reasonable charge will be assessed based on the nature of the services and the responsibility involved. At our option, these charges will be billed at a flat fee or at our hourly rate then in effect.	

Account approval is subject to review and qualification. Fees are subject to change at our discretion and upon written notice. Fees paid in advance will not be prorated. The fees set forth above and any subsequent modifications thereof are part of your agreement. Finalization of the transaction constitutes agreement to the above fee schedule, including agreement to any subsequent changes upon proper written notice. In the event your transaction is not finalized, any related out-of-pocket expenses will be billed to you directly. Absent your written instructions to sweep or otherwise invest, all sums in your account will remain uninvested and no accrued interest or other compensation will be credited to the account. Payment of fees constitutes acceptance of the terms and conditions set forth.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT: To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.

For a non-individual person such as a business entity, a charity, a Trust or other legal entity we will ask for documentation to verify its formation and existence as a legal entity. We may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

SCHEDULE 1

TAX LIABILITIES

Any and all liabilities of the Company arising from its failure to report income to the recipients and the respective taxing authorities, and its failure to make, report or remit the required tax withholding, with respect to stock grants made to certain employees and consultant recipients in fiscal years 2006 and 2007 (any such liability, a "Tax Liability," and collectively, the "Tax Liabilities'). The Company may be held liable for the amounts that should have been withheld, including without limitation, federal and state withholding amounts, the employee and employer portion of social security taxes as well as possible penalties and interest associated with the error. The amount of the Tax Liabilities accrued as a contingent tax liability on the Company's Form 10-Q for the quarterly period ended March 31, 2010 was $671,600.

SCHEDULE 2

FORMER DIRECTORS AS DEFINED IN SECTION 4.1

Howard Chase
e-mail address:

Steven Kane
e-mail address:

Loren McFarland
e-mail address:

Eugene Bauer
e-mail address:

William Hitchcock
e-mail address: